Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Horizon National Corporation:

We consent to the incorporation by reference into the previously filed registration statements Nos. 33-9846, 33-40398, 33-44142, 33-57241, 33-64471, 333-16225, 333-16227, 333-17457, 333-17457-01, 333-17457-02, 333-17457-03, 333-17457-04, 333-70075, 333-91137, 333-92145, 333-92147, 333-56052, 333-73440, 333-73442, 333-106015, 333-108738, 333-108750, 333-109862, 333-110845, 333-123404, 333-124297, 333-124299, 333-133635, 333-147409, 333-150448, 333-156614, and 333-166818 of First Horizon National Corporation (the Company) of our reports dated February 25, 2011, with respect to the Company’s consolidated statements of condition as of December 31, 2010 and 2009, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports are incorporated by reference into the Company’s 2010 Annual Report on Form 10-K.

As discussed in notes 1 and 24 to the consolidated financial statements, effective January 1, 2010, the Company adopted the provisions of FASB Accounting Standards Update 2009-16, Accounting for Transfers of Financial Assets, and 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.

/s/ KPMG LLP
Memphis, Tennessee
February 25, 2011